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                                                                   EXHIBIT 99.1

CLIFFS                                   NEWS RELEASE

DRILLING COMPANY                         DATE:           December 14, 1995
1200 SMITH STREET, SUITE 300             CONTACT:        EDWARD A. GUTHRIE
HOUSTON, TEXAS  77002                                    VICE PRESIDENT-FINANCE
                                         PHONE:          (713) 651-9426

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          Houston, Texas, (December 14, 1995) - - Cliffs Drilling Company
(NASDAQ:CLDR) today announced that it will be paid $14.6 million by its insurance underwriters for damages to the jackup drilling rig MARQUETTE resulting from an earthquake in Lake Maracaibo, Venezuela in May, 1994. The Company will not repair the rig, but plans to dispose of the salvage. The Company expects to record a net gain after taxes of approximately $1.6 million related to this incident.

         Cliffs Drilling Company is an international oil service and engineering company engaged in providing contract drilling services on both a turnkey and daywork basis, mobile offshore production units and well engineering and management services.





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